Exhibit 99.2

ESCROW AGREEMENT

This ESCROW AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of November     , 2015, by and among                                          (“Purchaser”), MannKind Corporation, a public corporation incorporated in Delaware, U.S.A (the “Company”), and Union Bank Trust Co. Ltd. (the “Escrow Agent”). (Each of Purchaser, the Company, and Escrow Agent, a “Party”, and collectively the “Parties”).

W I T N E S S E T H

WHEREAS	the Company and Purchaser have entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company shall sell Purchaser common stock of the Company, $0.01 par value each (the “Shares”), in exchange for the Final Purchase Price (as defined in the Purchase Agreement);

WHEREAS	the Company and Purchaser have agreed that the Closing (as defined in the Purchase Agreement) will take place in accordance with the terms and provisions of this Agreement;

WHEREAS	The Parties wish to appoint Union Bank Trust Co. Ltd to hold the cash consideration delivered by the Purchaser in accordance with the Purchase Agreement for the purpose of ensuring the delivery of the Shares against receipt of the Final Purchase Price, in accordance with the terms of this Agreement and the share price as defined below;

NOW, THEREFORE, in furtherance of the Purchase Agreement and in consideration of the terms and conditions contained herein, the Parties intending to be legally bound agree as follows:

1.	All Capitalized terms used in this Agreement but not defined herein have the meanings assigned to them in the Purchase Agreement.

2.	The Company and the Purchaser hereby appoint Union Bank Trust Co. Ltd as the “Escrow Agent” under this Agreement to hold and release the cash consideration delivered by the Purchaser in accordance with the Purchase Agreement and this Agreement, and Escrow Agent accepts such designation and appointment and agrees to act in accordance with the terms of this Agreement. The Escrow Agent agrees that upon receipt of any cash consideration in accordance with Section 3 below, the Escrow Agent shall hold and release such cash consideration to the Company and Sunrise Securities Corp., the exclusive placement agent (the “Placement Agent”) in accordance with this Agreement. It is hereby clarified that the Escrow Agent is not a party to the Purchase Agreement.

3.	Term of Escrow; Deposit and/or release of the shares and the Purchase Price.

3.1.	At the close of the Index Calculation Date on TASE, which is November 11, 2015, and no later than the November 12, 2015 at 12:00 p.m. (Israel time), the Purchaser shall deliver the Evaluated Purchase Price (that is 110% of the TASE closing Share price on November 11, 2015) to the Escrow Agent by wire transfer to the bank account designated by the Escrow Agent to the Company and Purchaser and by sending a proper documentation of such wire transfer to and and (“Email Delivery”). The Evaluated Purchase Price shall be paid in Israeli New Shekels (NIS) and in immediately available funds.

3.2.	The Escrow Agent shall immediately notify the Company, the Placement Agent and the Purchaser, in writing, to email addresses as will be provided by the Company and the Placement Agent, of receipt of any cash consideration amount (the “Written Notification”).

3.3.	At the close of the trading day on TASE on November 12, 2015, the Placement Agent will notify the Escrow Agent of the PPS, which is equal to ninety-seven percent (97%) of the closing price of the shares on the Tel Aviv Stock Exchange (“TASE”) on November 12, 2015, that is the TASE trading day immediately preceding the first day on which the Company’s common stock enters the TASE Indexes (the “PPS”) and the Final Purchase Price (the “PPS Notification”). The Parties hereby waive and release the Placement Agent from any claims regarding the PPS and the calculation of the Final Purchase Price. It is hereby also clarified that the Escrow Agent will not be responsible to calculate the PPS or the amount of Shares to be issued by the Company.

3.4.	Purchaser acknowledges and agrees to provide the Company and the Placement Agent in writing with the proper Depository Trust Company Deposit/Withdrawal at Custodian system (“DWAC”) number for the account into which Purchaser’s Shares are to be issued. Purchaser shall provide in writing by November 10, 2015 to the Company, the, all information and documentation that Computershare Shareowner Services (the “Transfer Agent”) requires to issue the Shares.

3.5.	As soon as practical following the receipt of a Written Notification and PPS, the Company shall transfer an amount of Shares to Purchaser that is equal to the Evaluated Purchase Price divided by the PPS, rounded down to the nearest whole Share, but no more that the Share Amount. It is hereby clarified, that in accordance with Section 2.2 to the Purchase Agreement, the Company shall not issue Shares unless the Shares have been fully paid by Purchaser, and the Company received a Written Notification.

3.6.	Immediately following delivery of the Shares to Purchaser’s DTC account as provided in Section 3.4 above, the Company shall provide a written confirmation from the Transfer Agent of delivery of the Shares, including the number of Shares by email to the Escrow Agent, Placement Agent and to the Purchaser which will confirm the Escrow Agent the receiving of Shares , than the Escrow Agent shall release and deliver the Evaluated Purchase Price, deducted by Escrow fees as defined in Section 5 below, and deducted by 3.5% of the total Evaluated Purchase Price (financing fee that will be wire transferred to the Placement Agent account number to be provided to the Escrow Agent attached as Annex A) by wire transfer to a bank account of the Company designated in writing by the Company attached as Annex A. Escrow Agent shall also deliver a confirmation of such transfer to the Company and Placement Agent including the identification numbers of the respective wires.

3.7.	In the event the Final Purchase Price is lower than the Evaluated Purchase Price, the Escrow Agent shall deliver the difference, which shall be agreed upon by the parties and sent in writing to the Escrow Agent, to Purchaser, no later than 3 business days after being deposited.

3.8.	In the event the Final Purchase Price is higher than the Evaluated Purchase Price, then the difference between the Final Purchase Price and the Evaluated Purchase Price (the “Additional Purchase Price”), which shall be agreed upon by the parties and sent in writing to the Escrow Agent, shall be delivered by the Purchaser to the Escrow Agent by wire transfer to the Escrow Agent Account no later than on November 13, 2015 at 10:00 a.m. (Israel time). The Purchaser shall send proper documentation of such wire transfer to the Escrow Agent, the Company and the Placement Agent via Email Delivery. The Additional Purchase Price shall be paid in NIS and in immediately available funds. Upon the Escrow Agent’s receipt of the Additional Purchase Price, the Escrow Agent shall immediately notify the Company, the Placement Agent and the Purchaser in writing (the “Additional Written Notification”).

3.9.	As soon as practical after receiving the Additional Written Notification, the Company shall transfer an amount of Shares to Purchaser’s DTC account that is equal to the quotient of (i) Additional Purchase Price divided by (ii) the PPS, rounded down to the nearest whole Share (the “Additional Shares”).

3.10.	As soon as practical following delivery of the Additional Shares to the Purchaser’s DTC account, the Company shall provide a confirmation from the Transfer Agent of delivery of the Additional Shares, including the number of Shares transferred, via Email Delivery to the Escrow Agent, Placement Agent and the Purchaser, and the Escrow Agent shall release and deliver the Additional Purchase Price by wire transfer to the Company Account, as deducted by 3.5% of the total Additional Purchase Price (which 3.5% deduction shall be transferred by the Escrow Agent via wire transfer to the Placement Agent Account). The Escrow Agent shall also deliver a confirmation of such transfer via Email Delivery to the Company and Placement Agent, including the identification numbers of the respective wires.

3.11.	Each wire transfer made by the Escrow Agent to the Company and Placement Agent Account shall be converted from NIS to USD at the conversion rate of the Bank of Israel Representative Exchange Rate on the same day as transfer, as published at 3:30 p.m., Israel time (the “Representative Exchange Rate”). The conversion rate provided to the Company will be the Bank of Israel Representative Exchange Rate multiplied by 1.0011.

3.12.	Notwithstanding anything to the contrary hereunder, the Escrow Agent shall not be required to release the Purchase Price Amount or the Additional Purchase Price (if applicable) unless, prior thereto, it shall have received from the appropriate recipient:

3.12.1.	Full bank account details (the account must be solely owned and controlled by the Company): name of bank, branch number, account number, name of account, SWIFT, IBAN/ABA;

3.12.2.	Any applied tax forms, if applicable; and

3.12.3.	Bank account ownership approval which would be either an official letter from the bank, approved for authenticity by either Pearl Cohen Zedek Latzer Baratz (PCZLB) directly or by PCZLB’s approval of such certification done by a US-based law firm that regularly represents the Company, or by a scanned copy of a canceled check.

3.12.4.	The Company declares and commits that no tax deduction is required by the Escrow Agent prior to releasing the proceeds to the Company pursuant to Section 3.6 and, if applicable, Section 3.10. The Company will hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses related to this matter.

4.	The Parties agree that the escrow account shall remain open for at least 30 days from the Closing.

5.	Escrow Fees. For the services rendered as Escrow Agent hereunder, the Escrow Agent shall be entitled to the compensation set forth in a separate side letter between Escrow Agent and the Company.

6.	Liability of the Escrow Agent. The Escrow Agent undertakes to perform only the duties as are expressly set forth herein and no other duties and obligations (fiduciary or otherwise) shall be implied. Escrow Agent shall have no duty to enforce any obligation of any other person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any other person to perform any other act. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (even though such agreement may be referenced in this Agreement) other than this Agreement. The Escrow Agent is not a party to the Purchase Agreement, is not bound by any of its terms, and has not undertaken in any way to effectuate, implement or comply with the Purchase Agreement. The Escrow Agent shall not be liable to any other Party hereto or to anyone else for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence, willful misconduct or bad faith was the cause of any loss suffered by such Party. The Escrow Agent’s sole responsibility shall be for the safekeeping and releasing of the cash held in the escrow account in accordance with the terms of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

7.	Indemnification of the Escrow Agent. Subject to the other provisions of this Agreement, the Company agrees to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements arising from any claim against Escrow Agent in connection with Escrow Agent’s performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. Notwithstanding the foregoing, there shall be no indemnification obligation under this Section in an event of the Escrow Agent’s breach of this Agreement, violation of applicable laws, gross negligence, bad faith or willful misconduct. The Escrow Agent shall notify the Company and the Purchaser in writing of any written assertion of a claim against the Escrow Agent, promptly after the Escrow Agent shall have received any such information as to the nature and basis of the claim or learns of circumstances that may bring about such claim. The Escrow Agent agrees not to settle any litigation in connection with any claim or liability with respect to which the Escrow Agent may seek indemnification from the Company and the Purchaser without the prior written consent of the Company and the Purchaser.

8.	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by facsimile or email with confirmation of transmission. All communications shall be sent to the Company, the Purchaser and the Escrow Agent at their respective facsimile numbers or email addresses set forth below.

9.	Priority. In the event of any conflict between the provisions of this Agreement, this Agreement shall be construed in a manner prescribed by the Escrow Agent acting in good faith.

10.	Governing Law. This Agreement shall be construed and governed in all respects by the internal laws of the State of Israel without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Israel to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved by the competent courts located in the State of Israel, and each party agrees to submit to the jurisdiction of the said courts.

11.	Miscellaneous

The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party without the prior consent of the Escrow Agent and the other Parties.

This Agreement may be executed by facsimile signatures, which for all purposes shall be deems to constitute originals. This Agreement may be executed in counterparts, all of which when taken together shall be deemed one original.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

COMPANY:

MannKind Corporation

By:

Title:
Address:

FAX Number:
Email:

PURCHASER:

By:

Title:

Address:

FAX Number:

Email:

ESCROW AGENT:
Union Bank Trust Co. Ltd

By:

Amos Fargon
Title: Chief Operating Officer

Address:

FAX Number:
Email:

Annex A

Wire Instructions

Escrow Agent:

Company:

Placement Agent: